EXHIBIT (h.40)

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated June 18, 2009 (the “Agreement”) between BlackRock Institutional Trust Company, N.A. (“BTC”), a national banking association, and iShares Trust (“iShares”), a Delaware statutory trust, is effective as of May 4, 2011.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.

By:	/s/ Michael Latham
Name: Michael Latham
Title: Managing Director

By:	/s/ Geoffrey D. Flynn
Name: Geoffrey D. Flynn
Title: Managing Director

iSHARES TRUST

By:	/s/ Eilleen Clavere
Name: Eilleen Clavere
Title: Secretary

Exhibit A

BofA Merrill Lynch 10+ Year US Corporate & Yankees Index

BofA Merrill Lynch 10+ Year US Corporate & Government Index

BofA Merrill Lynch Global Diversified Inflation-Linked Index

BofA Merrill Lynch Global ex-US Diversified Inflation-Linked Index